Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

FIRST SOLAR, INC.

FIRST SOLAR ELECTRIC, LLC

FIRST SOLAR ELECTRIC (CALIFORNIA), INC.

FIRST SOLAR DEVELOPMENT, LLC

And Other Entities That May Become Parties Hereto

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of July 15, 2013

TABLE OF CONTENTS

Page

SECTION 1.	DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions.	6

SECTION 2.	GUARANTEE	6
2.1	Guarantee of Company Obligations.	6
2.2	Guarantee of Borrowing Subsidiaries Obligations.	7
2.3	Right of Contribution.	8
2.4	No Subrogation	8
2.5	Amendments, etc. with respect to the Company Obligations and the Borrowing Subsidiaries Obligations	8
2.6	Guarantee Absolute and Unconditional	9
2.7	Reinstatement	10
2.8	Payments	10
2.9	Keepwell	10

SECTION 3.	GRANT OF SECURITY INTEREST	10

SECTION 4.	REPRESENTATIONS AND WARRANTIES	11
4.1	Title; No Other Liens	11
4.2	Perfected First Priority Liens	11
4.3	Jurisdiction of Organization; Chief Executive Office	12
4.4	Farm Products	12
4.5	Investment Property.	12
4.6	Intercompany Receivables	12
4.7	Intellectual Property	12

SECTION 5.	COVENANTS	13
5.1	Delivery of Instruments, Certificated Securities and Chattel Paper	13
5.2	Maintenance of Perfected Security Interest; Further Documentation	13
5.3	Changes in Name, etc	14
5.4	Pledged Securities.	14
5.5	Intellectual Property	14

SECTION 6.	REMEDIAL PROVISIONS	16
6.1	Certain Matters Relating to Intercompany Receivables.	16
6.2	Grantors Remain Liable.	16
6.3	Pledged Securities.	17
6.4	Proceeds to be Turned Over To Administrative Agent	17
6.5	Application of Proceeds	18
6.6	Code and Other Remedies	18
6.7	Registration Rights.	19
6.8	Subordination	20
6.9	Deficiency	20

SECTION 7.	THE ADMINISTRATIVE AGENT	20
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	20

7.2	Duty of Administrative Agent	21
7.3	Execution of Financing Statements	22
7.4	Authority of Administrative Agent	22

SECTION 8.	MISCELLANEOUS	22
8.1	Amendments in Writing	22
8.2	Notices	22
8.3	No Waiver by Course of Conduct; Cumulative Remedies	22
8.4	Enforcement Expenses; Indemnification.	22
8.5	Successors and Assigns	23
8.6	Set-Off	23
8.7	Counterparts	23
8.8	Severability	23
8.9	Section Headings	23
8.10	Integration	23
8.11	GOVERNING LAW	24
8.12	Submission To Jurisdiction; Waivers	24
8.13	Acknowledgements	24
8.14	Additional Grantors	24
8.15	Releases.	25
8.16	WAIVER OF JURY TRIAL	25

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Intellectual Property

ii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (the “Agreement”), dated as of July 15, 2013, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of October 15, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FIRST SOLAR, INC. (the “Company”), the Borrowing Subsidiaries party thereto (the “Borrowing Subsidiaries”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company and the Borrowing Subsidiaries upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company and each Borrowing Subsidiary is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company and the Borrowing Subsidiaries to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Company, the Borrowing Subsidiaries and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company and the Borrowing Subsidiaries under the Credit Agreement and a condition precedent to effectiveness of the Fourth Amendment to Credit Agreement, among the Company, the Borrowing Subsidiaries, the Lenders party thereto and the Administrative Agent, dated as of the date hereof,  that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and the Borrowing Subsidiaries thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.     DEFINED TERMS

1.1    Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory and Supporting Obligations.

(b)        The following terms shall have the following meanings:

“Agreement”:  as defined in the preamble.

“Borrowing Subsidiaries Obligations”:  the collective reference to the unpaid principal of and interest on the Loans made to the Borrowing Subsidiaries and Reimbursement Obligations with respect to Letters of Credit issued for the account of the Borrowing Subsidiaries and all other obligations and liabilities of the Borrowing Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrowing Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowing Subsidiaries pursuant to the terms of any of the foregoing agreements).  “Borrowing Subsidiaries Obligations” shall be read as collectively referring to the Borrowing Subsidiaries Obligations of all Borrowing Subsidiaries, except when the context suggests it is referring only to the Borrowing Subsidiaries Obligations of an individual Borrowing Subsidiary.

“Collateral”:  as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Obligations”:  the collective reference to the unpaid principal of and interest on the Loans made to the Company and Reimbursement Obligations with respect to Letters of Credit issued for the account of the Company and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Excluded Assets”: (i) any fee-owned or leasehold real property, (ii) any assets owned by any Foreign Subsidiary, (iii) any assets of a U.S. Foreign Holdco, (iv) pledges and security interests prohibited or restricted by any Requirement of Law (other than to the extent any such prohibition would be rendered ineffective pursuant to any other applicable law), (v) Capital Stock in any Person that cannot be pledged without the consent of one or more third parties (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (vi) any lease, license or other agreement or any property subject to a purchase money security interest or any contract, agreement or other arrangement to which a Grantor is a party or any of its rights or interests thereunder, to the extent that the grant of a security interest therein would violate or invalidate such lease, license or other agreement or arrangement or would constitute or result in (x) the unenforceability of any right of the Grantor therein or (y) in a breach or termination (or create a right of termination in favor of any party thereto) pursuant to the terms of, or a default under, any such contract, agreement or arrangement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any replacement or similar provisions) or any other applicable law), (vii) motor vehicles or other assets subject to certificates of title, to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement, (viii) letter of credit rights with a face value of less than $1,000,000, to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than a filing of a UCC financing statement), (ix) commercial tort claims, (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or other applicable law), (xi) any intent-to-use trademark application, (xii) Capital Stock in Unrestricted Subsidiaries, (xiii) leasehold interests to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement, (xiv) deposit accounts or securities accounts maintained by any Grantor to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement (it being understood that no Grantor shall be required to enter into any deposit account control agreement or any securities account control agreement with respect to any deposit account or securities account), (xv) Capital Stock to the extent exceeding the limitations set forth in the proviso to the definition of “Pledged Stock”, (xvi) no action shall be required to perfect a security interest in Fixtures other than the filing of a UCC financing statement in the jurisdiction required to perfect a security interest in other Collateral, (xvii) assets that are to be sold or transferred to a customer in the ordinary course of business pursuant to a contract that requires that such assets be (or that the applicable Grantor or Restricted Subsidiary represent that such assets are) free and clear of Liens at the time of manufacture, shipment, delivery or installation, provided that such assets shall not constitute “Excluded Assets” until such time as the relevant contract requires that such assets be (or that the applicable Grantor or Restricted Subsidiary represent that such assets are) free and clear of Liens and (xviii) assets as to which the Administrative Agent shall determine in its reasonable discretion that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby.

“Foreign Debt Guarantors”: the collective reference to each Grantor.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document or any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor, in its capacity as a U.S. Guarantor or as a Foreign Debt Guarantor.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans or advances made by a Grantor to the Company or any of its Subsidiaries (but, in the case such promissory note is owing by an Unrestricted Subsidiary, only if it arises out of the sale of solar modules).

“Intercompany Receivable”:  any right to payment held by a Grantor for goods sold or leased or for services rendered or loans or funds advanced to the Company or any of its Subsidiaries (but, in the case such right to payment is owing by an Unrestricted Subsidiary, only if it arises out of the sale of solar modules), whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Pledged Security.

“New York UCC”:  the UCC as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Company, the Company Obligations, (ii) in the case of any Borrowing Subsidiary, its Borrowing Subsidiaries Obligations, and (iii) in the case of each Guarantor (including the Company and any Borrowing Subsidiary in its capacity as a Foreign Debt Guarantor), its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Notes”:  all Intercompany Notes listed on Schedule 2 and all other Intercompany Notes at any time issued to any Grantor.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Restricted Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding (i) Foreign Subsidiary Voting Stock of any first-tier Foreign Subsidiary of a Grantor or (ii) voting Capital Stock of any first-tier U.S. Foreign Holdco that is a subsidiary of a Grantor be pledged hereunder by any Grantor as collateral security for the payment and performance of the Company Obligations, the Borrowing Subsidiaries Obligations of any Domestic Subsidiary that is a Borrowing Subsidiary or the Guarantor Obligations.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders, each Issuing Lender and any affiliate of any Lender to which Company Obligations, Borrowing Subsidiaries Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”:  the Securities Act of 1933, as amended.

“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation”: with respect to any Grantor, any obligation to pay or perform under any Specified Swap Agreement.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any written agreement naming any Grantor  as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right to use any Trademark.

“U.S. Foreign Holdco”: (i) any Domestic Subsidiary of a Foreign Subsidiary or (ii) any Domestic Subsidiary (x) that is treated as a disregarded entity for federal income tax purposes and (y) substantially all of the assets of which consist of Capital Stock or debt of Foreign Subsidiaries.

“U.S. Guarantor”: the collective reference to each Grantor other than the Company.

1.2        Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)        Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.     GUARANTEE

2.1        Guarantee of Company Obligations.  (a)  Each of the U.S. Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)        Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each U.S. Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such U.S. Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.3).

(c)        Each U.S. Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such U.S. Guarantor hereunder without impairing the guarantee contained in this Section 2.1 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)        The guarantees contained in this Section 2 shall remain in full force and effect until released or terminated pursuant to Section 10.14 of the Credit Agreement, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Company Obligations.

(e)        No payment made by the Company, any of the U.S. Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the U.S. Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any U.S. Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such U.S. Guarantor in respect of the Company Obligations or any payment received or collected from such U.S. Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such U.S. Guarantor hereunder until the release or termination of the guarantees hereunder as provided in Section 2.1(d) above.

2.2        Guarantee of Borrowing Subsidiaries Obligations.  (a)  Each of the Foreign Debt Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Borrowing Subsidiary when due (whether at the stated maturity, by acceleration or otherwise) of the Borrowing Subsidiary Obligations.

(b)        Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Foreign Debt Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Foreign Debt Guarantor under applicable federal or state laws (after giving effect to the right of contribution established in Section 2.3).

(c)        Each Foreign Debt Guarantor agrees that the Borrowing Subsidiaries Obligations may at any time and from time to time exceed the amount of the liability of such Foreign Debt Guarantor hereunder without impairing the guarantee contained in this Section 2.2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)        The guarantee contained in this Section 2.2 shall remain in full force and effect until released or terminated pursuant to Section 10.14 of the Credit Agreement (or, if earlier, in respect of any particular Borrowing Subsidiary, at such time as it ceases to be a Borrowing Subsidiary), notwithstanding that from time to time during the term of the Credit Agreement the Borrowing Subsidiaries may be free from any Borrowing Subsidiaries Obligations.

(e)        No payment made by the Borrowing Subsidiaries, any of the Foreign Debt Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowing Subsidiaries, any of the Foreign Debt Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrowing Subsidiaries Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Foreign Debt Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Foreign Debt Guarantor in respect of the Borrowing Subsidiaries Obligations or any payment received or collected from such Foreign Debt Guarantor in respect of the Borrowing Subsidiaries Obligations), remain liable for the Borrowing Subsidiaries Obligations up to the maximum liability of such Foreign Debt Guarantor hereunder until release or termination of the guarantees hereunder as provided in Section 2.2(d) above.

2.3        Right of Contribution.  (a)  Each U.S. Guarantor hereby agrees that to the extent that a U.S. Guarantor shall have paid more than its proportionate share of any payment made hereunder pursuant to the guarantee contained in Section 2.1, such U.S. Guarantor shall be entitled to seek and receive contribution from and against any other U.S. Guarantor hereunder which has not paid its proportionate share of such payment.  Each U.S. Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4.  The provisions of this Section 2.3(a) shall in no respect limit the obligations and liabilities of any U.S. Guarantor to the Administrative Agent and the Lenders, and each U.S. Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such U.S. Guarantor hereunder.

(b)        Each Foreign Debt Guarantor hereby agrees that to the extent that a Foreign Debt Guarantor shall have paid more than its proportionate share of any payment made hereunder pursuant to the guarantee contained in Section 2.2, such Foreign Debt Guarantor shall be entitled to seek and receive contribution from and against any other Foreign Debt Guarantor hereunder which has not paid its proportionate share of such payment.  Each Foreign Debt Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4.  The provisions of this Section 2.3(b) shall in no respect limit the obligations and liabilities of any Foreign Debt Guarantor to the Administrative Agent and the Lenders, and each Foreign Debt Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Foreign Debt Guarantor hereunder.

2.4        No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or the Borrowing Subsidiaries, as applicable, or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Company Obligations or the Borrowing Subsidiaries Obligations, as applicable, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or the Borrowing Subsidiaries, as applicable, or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements or obligations in respect of indemnities or expense reimbursement obligations for which no amount is claimed owing at the time) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding (other than those Letters of Credit to which the applicable Issuing Lender has agreed to an alternate arrangement).  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when any Loans, any Reimbursement Obligations or any other obligations under the Loan Documents have not been paid in full, the Revolving Commitments have not been terminated or any Letters of Credit shall be outstanding, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Company Obligations or the Borrowing Subsidiaries Obligations, as applicable, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.5        Amendments, etc. with respect to the Company Obligations and the Borrowing Subsidiaries Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations or Borrowing Subsidiaries Obligations, as applicable, made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Company Obligations or Borrowing Subsidiaries Obligations, as applicable, continued, and the Company Obligations or the Borrowing Subsidiary Obligations, as applicable, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Company Obligations and the Borrowing Subsidiary Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or Borrowing Subsidiaries Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.6        Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations or Borrowing Subsidiaries Obligations, as applicable, and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantees contained in this Section 2 or acceptance of the guarantees contained in this Section 2; the Company Obligations and the Borrowing Subsidiary Obligations, as applicable, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings between the Company or the Borrowing Subsidiaries, as applicable, and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Borrowing Subsidiaries, as applicable or any of the Guarantors with respect to the Company Obligations or the Borrowing Subsidiaries Obligations, as applicable.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Company Obligations or Borrowing Subsidiary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or the Borrowing Subsidiaries, as applicable, or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Borrowing Subsidiaries, as applicable, or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations or of the Borrowing Subsidiaries for the Borrowing Subsidiaries Obligations, as applicable, or of such Guarantor under the guarantees contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company or the Borrowing Subsidiaries, as applicable, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or the Borrowing Subsidiary Obligations, as applicable, or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or the Borrowing Subsidiaries, as applicable, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or the Borrowing Subsidiaries, as applicable, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.7        Reinstatement.  The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations or any of the Borrowing Subsidiaries Obligations, as applicable, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Borrowing Subsidiary, as applicable, or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Borrowing Subsidiary, as applicable or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8        Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars, Euros and such other currencies as may be specified in or pursuant to the Credit Agreement at the applicable Funding Office specified in the Credit Agreement.

2.9        Keepwell.  Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this guarantee, voidable under any Requirement of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Keepwell Provider under this Section 2.9 shall remain in full force and effect until its obligations as a Guarantor are released or terminated.   Each Qualified Keepwell Provider intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.     GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)        all Accounts;

(b)        all Chattel Paper;

(c)        all Deposit Accounts;

(d)        all Letter-of-Credit Rights in excess of $1,000,000.

(e)        all Documents;

(f)         all Equipment;

(g)        all Fixtures;

(h)        all General Intangibles;

(i)         all Instruments;

(j)         all Intellectual Property;

(k)        all Inventory;

(l)         all Investment Property;

(m)       all books and records pertaining to the Collateral; and

(n)        to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that the Collateral shall not include any Excluded Assets, non-U.S. assets or assets that require (a) action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required), except to the extent that any Foreign Subsidiary Voting Stock is required to be included hereunder or (b) any actions the Grantors are not required to take pursuant to the definition of “Excluded Assets”.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company and the Borrowing Subsidiaries thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1        Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to any Lien or all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2        Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) constitute legal and valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as security for such Grantor’s Obligations, (b) upon completion of the filings specified on Schedule 3, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the security interest in Collateral consisting of United States Patents, Trademarks and Copyrights and any local fixture filings in respect of Fixtures) and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205.  The security interests granted pursuant to this Agreement, when perfected as provided above, are prior to all other Liens on the Collateral in existence on the date of such perfection except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.3        Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office are specified on Schedule 4.

4.4        Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.5        Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of pledges of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)        All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)        Such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement and options in respect of the sale of any Pledged Securities pursuant to any contract entered into for the sale thereof that is permitted by the Credit Agreement.

4.6        Intercompany Receivables.

(a)        No amount payable to such Grantor under or in connection with any Intercompany Receivable of an amount greater than $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b)        The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Intercompany Receivables will at such times be accurate in all material respects.

4.7        Intellectual Property.  (a)  Schedule 5 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof and all material Copyright Licenses, Patent Licenses and Trademark Licenses.

(b)        On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)        Except as set forth in Schedule 5, on the date hereof, none of the Intellectual Property is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)        No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or invalidate any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property.

SECTION 5.     COVENANTS

 Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until its applicable Obligations shall have been paid in full, (other than obligations under or in respect of Specified Swap Agreements, Specified Cash Management Agreements or obligations in respect of indemnities or expense reimbursement obligations for which no amount is claimed owing at the time) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding (other than those Letters of Credit to which the applicable Issuing Lender has agreed to an alternate arrangement):

5.1        Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2        Maintenance of Perfected Security Interest; Further Documentation.

(a)        Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)        Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)        At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) execute one or more Foreign Collateral Agreements to obtain or preserve the security interest created by this Agreement in favor of the Administrative Agent and the Lenders under the applicable foreign laws; provided that the requirement set forth in this clause (c) shall be subject to the proviso to Section 3.

5.3        Changes in Name, etc.  Such Grantor will not, except upon 10 days’ prior written notice to the Administrative Agent (or shorter notice if acceptable to the Administrative Agent) and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

5.4        Pledged Securities.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for its applicable Obligations.  Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent, to the extent such proceeds constitute Pledged Securities, to be held by it hereunder as additional collateral security for the applicable Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held to the extent such property constitutes Pledged Securities by it hereunder as additional collateral security for the applicable Obligations.  If any property so distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such property is delivered to the Administrative Agent, hold such property in trust for the Administrative Agent and the Lenders, segregated from other property of such Grantor, as additional collateral security for the applicable Obligations, in each case to the extent such property constitutes Pledged Securities.

(b)        Without the prior written consent of the Administrative Agent, except as permitted by the Credit Agreement, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)        In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Pledged Securities issued by it.

5.5        Intellectual Property.  (a)  Subject to determinations made and actions taken  in the ordinary course of business in such  Grantor’s reasonable business judgment, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)        Other than in the ordinary course of business in such  Grantor’s reasonable business judgment, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)        Subject to determinations made and actions taken  in the ordinary course of business in such  Grantor’s reasonable business judgment, such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)        Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)        Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)         Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)        Such Grantor will take all reasonable and necessary steps consistent with steps taken in the ordinary course of business, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)        In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i)         Notwithstanding the provisions of this Section 5.5, no covenant, representation or warranty shall require that such Grantor take any action that would result in an impairment of or prejudice to such Grantor’s rights in any Intellectual Property to the benefit of a third party not party hereto, including, but not limited to, any action that would result in the forfeiture of such Grantor’s rights in any Intellectual Property to a third party in accordance with a joint development agreement.

SECTION 6.     REMEDIAL PROVISIONS

6.1        Certain Matters Relating to Intercompany Receivables.  (a)  Unless an Event of Default shall have occurred and be continuing, the Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Intercompany Receivables and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Intercompany Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.

(b)        At any time after a Default or an Event of Default has occurred and is continuing, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Intercompany Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2        Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Intercompany Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Intercompany Receivables.

(b)        Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Intercompany Receivables that the Intercompany Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)        Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Intercompany Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Intercompany Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Intercompany Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3        Pledged Securities.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash and non-cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)        If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the applicable Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)        Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

6.4        Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and the Administrative Agent so requests by notice to the Company, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5; provided that, at such time as no Default or Event of Default shall be continuing, the Administrative Agent shall promptly return the Proceeds to the applicable Grantor (or, if applicable, such Grantor shall no longer be required to hold such Proceeds in trust for the Administrative Agent and the Lenders), to the extent not previously applied pursuant to Section 6.5.

6.5        Application of Proceeds.  At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantees set forth in Section 2, in payment of the Obligations in the following order:

 First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

 Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

 Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

 Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Revolving Commitments shall have terminated shall be paid over to the applicable Grantor or Guarantor.

6.6        Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7        Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.5, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act or any other similar foreign laws, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act or any other similar foreign laws, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act or any other similar foreign laws and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions (including foreign jurisdictions) which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)        Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, foreign laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws or foreign laws, even if such Issuer would agree to do so.

(c)        Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8        Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Company shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9        Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7.     THE ADMINISTRATIVE AGENT

7.1        Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without assent by such Grantor (but with notice to such Grantor, to the extent reasonably practicable, provided that failure to give such notice shall not render any actions taken by the Administrative Agent ineffective), to do any or all of the following (provided that the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

 (i)          in the name of a Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Intercompany Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Intercompany Receivable or with respect to any other Collateral whenever payable;

 (ii)         in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

 (iii)        pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

 (iv)       execute, in connection with any sale provided for in Section 6.5 or 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

 (v)        (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;  (2)  ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3)  sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with the Intercompany Receivables; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;(5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign or license any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)        If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)        The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2        Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3        Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement; provided that the Administrative Agent agrees to provide copies to the Company of any such financing statements and other filing or recording documents or instruments prior to or promptly after filing or recording thereof.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4        Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.     MISCELLANEOUS

8.1        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2        Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, with a copy to the Company in accordance with Section 10.2 of the Credit Agreement.

8.3        No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4        Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantees contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b)        Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)        Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)        The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6        Set-Off.  In addition to any rights and remedies of the Lenders provided by law, each Lender and its Affiliates shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any of its Obligations becoming due and payable by any Grantor at the stated maturity or by acceleration, to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application. The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantor Obligations or otherwise, or any provision of applicable law, regulation or jurisdiction purporting to prohibit payment by any Guarantor of the Guarantor Obligations or any part thereof.

8.7        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9        Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10      Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12      Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13      Acknowledgements.  Each Grantor hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)        neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14      Additional Grantors.  Each Domestic Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.9(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15      Releases.  (a)  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements or obligations in respect of indemnities or expense reimbursement obligations for which no amount is claimed owing at the time) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding (other than those Letters of Credit as to which the applicable Issuing Lender has agreed to an alternate arrangement), the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)        If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be automatically released from the Liens created hereby.  The Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  If a Subsidiary Guarantor ceases to be a Wholly-Owned Domestic Subsidiary of the Company in a transaction permitted by the Credit Agreement it shall be automatically released from its obligations hereunder; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days (or shorter notice if acceptable to the Administrative Agent) prior to the date of the proposed release, a written notice identifying the relevant Subsidiary Guarantor together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16     WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

 IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

FIRST SOLAR, INC.

By:	/s/ Mark Widmar
Name: Mark Widmar
Title: CFO

FIRST SOLAR DEVELOPMENT, LLC

By:	/s/ Louis Moore
Name: Louis Moore
Title: Vice President

FIRST SOLAR ELECTRIC, LLC

By:	/s/ Louis Moore
Name: Louis Moore
Title: President

FIRST SOLAR ELECTRIC (CALIFORNIA), INC.

By:	/s/ Mark Widmar
Name: Mark Widmar
Title: CFO